RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                          TIFFANY & CO.



          (Incorporated August 16, 1984 as Tiffco Inc.)


     FIRST:    The name of the Corporation is Tiffany & Co.
(hereinafter sometimes called the "Corporation").

     SECOND:   The address of the Corporation's registered office
in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware
19801.   The name of its registered agent at such address is The
Corporation Trust Company.

     THIRD:    The nature of the business or purposes to be
conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of the State of Delaware.

     FOURTH:   The Corporation shall be authorized to issue two
classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall have authority to issue is Sixty-two Million (62,000,000); the total number of shares of Preferred Stock shall be Two Million (2,000,000) and each such share shall have a par value of $.01; and the total number of shares of Common Stock shall be Sixty Million (60,000,000) and each such share of Common Stock shall have a par value of $.01.

     Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to fix or alter the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. Shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

     A series of Preferred Stock designated as Series A Junior
Participating Cumulative Preferred Stock, $.01 par value, has been created by the Board of Directors of the Corporation having the powers, preferences, and rights, and the qualifications, limitations, and restrictions, as set forth below.

          Section 1. Designation and Amount. The shares of such series shall be designated as Series A Junior Participating Cumulative Preferred Stock, $.01 par value (the "Series A Preferred Stock"), and the number of shares constituting such series shall be Three Hundred and Eighty-Six Thousand (386,000).

          Section 2.     Dividends and Distribution.

          (a) The holders of shares of Series A preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.


          Section 3.     Voting Rights.      The holders of shares
of Series A Preferred Stock shall have the following voting rights:

          (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b)  Except as otherwise provided in the Restated
Certificate of Incorporation of the Corporation or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c)  In addition, the holders of shares of Series A
Preferred Stock shall have the following special voting rights:

          In the event that at any time dividends on Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect three directors as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect three directors at the next annual meeting of stockholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than three directors. Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults. At any time after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by three, as of the time such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the additional directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Restated Certificate of Incorporation of the Corporation or the Bylaws, the three additional directors shall be members of those respective classes of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series A Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of stockholders at which they would otherwise have voted, to elect directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of stockholders at which directors are elected, to elect all of the directors then being elected until by such class vote three members of the Board of Directors have been so elected. Upon the election at such meeting by the holders of shares of Series A Preferred Stock, and each Other Series of Preferred Stock, voting as a class, of the directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. The additional directors so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such director is a member of a class of directors under provisions dividing the directors into classes, each such director shall serve until the annual meeting at which the term of office of such director's class shall expire or until such director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any director elected by the vote of holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock under the special voting rights set forth in this paragraph is up for election, said special class voting rights shall apply in the reelection of such director or in the election of such director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect three directors as above provided, the terms of office of all persons elected as directors by the holders of shares of Series
          A Preferred Stock and each Other Series of Preferred Stock, voting as a class or elected to fill any vacancies resulting from the death, resignation, or removal of directors so elected by the holders of shares of Series
          A Preferred Stock and each Other Series of Preferred Stock, shall forthwith terminate (and, if applicable, the number of directors shall be reduced accordingly). If, at any time after a special meeting of stockholders or an annual meeting of stockholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect three directors, the number of directors who have been elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock (or who by reason of one or more resignations, deaths or removals have succeeded any directors so elected) shall by reason of resignation, death or removal be less than three but at least one, the vacancy in the directors so elected by the holders of shares of the Series A Preferred Stock and each Other Series of Preferred Stock may be filled by the remaining director elected by such holders, and in the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one director so elected by such holders, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

          (d) Nothing herein shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Restated Certificate of Incorporation of the Corporation, as it may hereafter be amended.

          (e) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Restated Certificate of Incorporation of the Corporation or herein or by law) for taking any corporate action.

          Section 4.     Certain Restrictions.

          (a) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not and shall cause its subsidiaries not to, directly or indirectly:

               (i) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.     Reacquired Shares.  Any shares of Series
A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock created by resolution or resolutions of the Board of Directors (including Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

          Section 6.     Liquidation, Dissolution or Winding Up.
Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

          (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

          (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.     Consolidation, Merger, etc.   In the event
that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.     No Redemption.      The shares of Series
A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Restated
Certificate of Incorporation of the Corporation or herein.

          Section 9.     Rank.     Unless otherwise provided in the
Restated Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

          Section 10.    Amendment.     The Restated Certificate of
Incorporation of the Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

          Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

     FIFTH:    [The name and mailing address of the incorporator
has been intentionally omitted]

     SIXTH:    The following additional provisions are inserted for
the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

     1. Election of directors need not be by written ballot. The Board shall have power to make, alter, amend and repeal the By-Laws of the Corporation and to fix the compensation of directors for services in any capacity.

     2. Any election or other action by stockholders of this Corporation must be effected at an annual or special meeting of stockholders, and may not be effected by written consent without a meeting.

     SEVENTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority vote of the members of the Board. Such special meetings may not be called by any other person or persons or in any other manner.

     EIGHTH:   A director of this Corporation shall not be
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article EIGHTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended from time to time. No repeal or modification of the foregoing Article EIGHTH by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article EIGHTH at the time of such appeal or modification.


     NINTH:    Notwithstanding any other vote which may be required
under applicable law, and in addition thereto, the affirmative vote of holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of this Corporation shall be required to approve: (a) any merger (other than a merger with a 90% stockholder of this Corporation effected in accordance with Section 253 of the Delaware General Corporation
Law), consolidation, combination or reorganization of this Corporation or any of its subsidiaries with any other corporation if such other corporation is a Substantial Stockholder (as defined below) or an Associate (as defined below) of a Substantial Stockholder, or (b) the sale, lease or exchange by this Corporation or any of its subsidiaries of all or a Substantial Part (as defined below) of its assets to or with a Substantial Stockholder or an Associate thereof, or (c) the issuance or delivery of any stock or other securities of this Corporation or any of its subsidiaries in exchange or payment for any cash or other properties or assets of such Substantial Stockholder or Associate thereof of securities of such Substantial Stockholder or Associate thereof, or (d) any reverse stock split of, or exchange of securities, cash or other properties or assets for, any outstanding securities of the Corporation or any of its subsidiaries, or any liquidation or dissolution of this Corporation or any of its subsidiaries, in any such case in which a Substantial Stockholder or an Associate thereof receives or retains any securities, cash or other properties or assets whether or not different from those received or retained by any holder of securities of the same class as held by such substantial Stockholder or Associate thereof; provided, however, that the foregoing shall not apply to any such merger, consolidation, combination, reorganization, sale, lease or exchange, or issuance or delivery of stock or other securities, or reverse stock split, exchange, liquidation or dissolution which is approved by resolution adopted by a majority of the Continuing Directors (as defined below) of this Corporation, nor shall it apply to any such transaction solely between this Corporation and another corporation controlled by this Corporation none of the securities of which is owned before or after such transaction directly or indirectly by a Substantial Stockholder or Associate thereof.

     As used in this Certificate of Incorporation, the following terms shall have the respective meanings set forth below:

      (i) "Substantial Stockholder" shall mean any person or group of two or more persons who have agreed to act together for the purpose of acquiring, holding, voting or disposing of securities who singly or together with its or their Associates owns, owns beneficially, or controls in the aggregate, directly or indirectly, securities representing ten percent (10%) or more of the voting power of all shares of voting stock of this Corporation; provided, however, that the term "Substantial Stockholder" shall not include any benefit plan or trust established by this Corporation or any of its subsidiaries for the benefit of the employees of this Corporation and/or any of its subsidiaries or any trustee, agent or other representative of any such plan or trust;

     (ii) An "Affiliate" of any specified person is any person (other than this Corporation and any corporation controlled by this Corporation none of the voting securities of which is owned directly or indirectly, by a Substantial Stockholder or any Associate thereof) who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified;

     (iii) The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

     (iv) "Substantial Part" of the assets shall mean assets of this Corporation or any of its subsidiaries comprising more than ten percent (10%) of the book value or fair market value of the total assets of this Corporation and its subsidiaries taken as a whole;

     (v) An "Associate" of a Substantial Stockholder is any person who is, or was within a period of five (5) years prior to the time of determination, an officer, director, employee, partner, trustee, agent, member of the immediate family or Affiliate of the Substantial Stockholder or of an Affiliate thereof;

     (vi) The term "person" shall include a corporation, partnership, trust or government or political subdivision thereof, an individual, an estate, an association or any unincorporated organization;

     (vii) The term "member of the immediate family" shall mean any of a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law;

     (viii) The term "Continuing Director" shall mean, as to any Substantial Stockholder, any member of the Board of Directors of this Corporation who is not the Substantial Stockholder or any affiliate thereof and (a) was a member of the Board of Directors of this Corporation prior to March 1987, or thereafter became a member of the Board of Directors of this Corporation prior to the time the Substantial Stockholder became a Substantial Stockholder, or (b) is any successor of a Continuing Director and was recommended to succeed such Continuing Director by a majority of Continuing Directors then on the Board.

     In the context of any transaction described in this Article NINTH, the Board of Directors acting by majority vote shall have the exclusive power and duty to determine, on the basis of information known to them after reasonable inquiry, (i) whether a person is a Substantial Stockholder, (ii) whether a person is an Affiliate or Associate of a Substantial Stockholder,
     (iii) whether a person is a Continuing Director and (iv) whether a portion of the assets of this corporation constitutes a Substantial Part of such assets. Any such determination of the Directors shall be final and binding in the absence of bad faith, fraud or gross negligence by such Directors.

     The affirmative vote of holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of the Corporation shall be required to amend this Article NINTH.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which only restates and integrates but does not further amend the provisions of the Corporation's certificate of incorporation, as heretofore amended or supplemented, there being no discrepancies between those provisions and the provisions of this Restated Certificate of Incorporation, having been duly adopted in accordance with Section 245 of the Delaware General Corporation Law, has been signed by its President this 16th day of May, 1996.


                                   TIFFANY & CO.



                                   BY:  /s/ Michael J. Kowalski
                                        Michael J. Kowalski
                                        President